                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC  20549



                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report: (Date of earliest event reported) July 15, 1997



                              CORNING INCORPORATED
             (Exact name of registrant as specified in its charter)



New York                                1-3247            16-0393470
(State or other jurisdiction            (Commission       (I.R.S.Employer
of incorporation)                       File Number)      Identification No.)



One Riverfront Plaza, Corning, New York                          14831
(Address of principal executive offices)                         (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)
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Item 5.   Other Events.

Attached for filing as an exhibit hereto is the item listed in "Item 7 -- Financial Statements, Pro Forma Financial Information and Exhibits" below. Such item is being filed in connection with the offering by Corning Incorporated of $500,000,000 aggregate principal amount of its Medium-Term Notes due from 9 months to 30 years from Date of Issue.


Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibits:

The Registrant's press release of July 15, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       CORNING INCORPORATED
                                       Registrant



Date:  July 15, 1997                    By   /s/   KATHERINE A. ASBECK
                                              Katherine A. Asbeck
                                              Chief Accounting Officer


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IMMEDIATE RELEASE                                       Cynthia A. Demers
        July 15, 1997                                      (607) 974-8638
                                                             Todd Fogarty
                                                           (212) 593-2655


               Corning Incorporated Second Quarter Earnings Up 37%

     CORNING, N.Y., July 15 -- Corning Incorporated (NYSE:GLW) said today that for its second quarter ended June 30, 1997, earnings were $0.56 per share, an increase of 37 percent compared with earnings of $0.41 per share for the same operations in the second quarter 1996.  Net income for the second quarter totaled $127.0 million, an increase of 35 percent compared with $93.8 million for the same operations in the second quarter 1996.  Sales totaled $1.0 billion, an increase of 13 percent.

     "We are pleased with the results for the quarter" said Corning Chairman and Chief Executive Officer Roger G. Ackerman.  "Our investments in optical fiber, cable and photonic technologies are clearly yielding significant returns."

     Performance for the quarter reflects strong sales and earnings gains for the Communications segment.  Results in the Specialty Materials segment were mixed as growth in advanced materials, primarily high-purity fused silica glass for the semiconductor industry, was offset by softness in the other businesses.

     The consumer housewares business also continues to show strong year over year improvement in earnings.  As previously announced, Corning is exploring the divestiture of its worldwide consumer housewares business.

     Equity company earnings were up slightly and included both gains at

Eurokera, a specialty flat-glass equity company, and start up costs at new ventures.

     "As we complete a very successful first half, our outlook for the year remains strong, with demand for our leading-edge communications-related products continuing to increase with the worldwide pursuit of more bandwidth," said Mr. Ackerman.





                                     (more)

     On December 31, 1996, Corning completed a strategic repositioning of the company by distributing all of the shares of Quest Diagnostics Incorporated

(NYSE:DGX) and Covance Inc. (NYSE:CVD) to its shareholders on a pro rata basis.  Corning's results for 1996 report Quest Diagnostics and Covance as discontinued operations.  The loss from discontinued operations totaled $56.8 million, or $0.25 per share, for the second quarter 1996.

     Established in 1851, Corning Incorporated creates leading-edge technologies for the fastest growing segments of the world's economy.

Corning manufactures optical fiber, cable and components, high performance glass and components for televisions, and other electronic displays for communications and communications-related industries; advanced materials for the scientific and environmental markets, and consumer products.  Corning's total revenues in 1996 were $3.7 billion.







Corning Investor Relations Contact:
Richard B. Klein (607) 974-8313
Katherine M. Dietz (607) 974-8217

The statements in this release, which are not historical facts or information, are forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. Forward-looking statements include, but are not limited to, global economic conditions, product demand, competitive products and pricing, manufacturing efficiencies, cost reductions, manufacturing capacity, facility expansions and new plant start-up costs, the rate of technology change, and other risks.

Corning Incorporated and Subsidiary Companies
Consolidated Statements of Income
(Unaudited; in millions, except per-share amounts)


                               6 Months Ended 6/30   3 Months Ended 6/30
                                ----------------------------------------
                                  1997      1996       1997      1996
                                --------  ---------  ---------  --------

Revenues
 Net sales                      $1,976.5   $1,751.3  $1,031.1   $ 913.7
 Royalty, interest, and
   dividend income                 20.0       15.0       9.5        7.0
                                -------     -------   -------   --------
                                1,996.5    1,766.3   1,040.6      920.7

Deductions
 Cost of sales                  1,148.0    1,085.7     593.1      568.7
 Selling, general and
   administrative expenses        331.1      306.8     171.7      148.4
 Research and development
   expenses                       104.6       90.2      53.5       44.9
 Interest expense                  48.3       36.0      23.3       18.3
 Other, net                        15.8       11.2       4.8        4.1
                                 ------     -------   -------    -------

Income from continuing
  operations before taxes
  on income                       348.7      236.4     194.2      136.3
Taxes on income from
  continuing operations           120.3       79.2      67.0       45.7
                                 -------    -------   -------   -------
Income from continuing
  operations before minority
  interest and equity earnings    228.4      157.2     127.2       90.6
Minority interest in earnings
  of subsidiaries                 (33.5)     (28.0)    (20.9)     (15.8)
Dividends on convertible
  preferred securities of
  subsidiary                       (6.9)      (6.9)     (3.5)      (3.5)
Equity in earnings of
  associated companies             31.0       34.1      24.2       22.5
                                 -------    ------    -------    ------

Income from continuing
  operations                      219.0      156.4     127.0       93.8
Loss from discontinued
  operations,net of income taxes             (47.6)               (56.8)
                                  -----      ------    ------    ------

Net Income                      $ 219.0    $ 108.8   $ 127.0    $  37.0
                                 =======    =======   =======    ======

Earnings Per Common Share:
 Continuing operations          $  0.96    $   0.68  $   0.56   $  0.41
 Discontinued operations                      (0.21)              (0.25)
                                 ------     -------   -------    -------
                                $  0.96    $   0.47  $   0.56   $  0.16
                                 =======    =======   =======    =======

 Assuming Dilution:
   Continuing operations        $  0.92    $   0.67  $   0.53   $  0.40
   Discontinued operations                    (0.19)              (0.23)
                                 ------     -------   -------    -------
                                $  0.92    $   0.48  $   0.53   $  0.17
                                 =======    =======   =======    =======

Dividends Declared              $  0.36    $   0.36  $   0.18   $  0.18
                                 =======    =======   =======    =======


The accompanying notes are an integral part of these statements.
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Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(In millions)

                                      June 30, 1997   Dec. 31, 1996
                                        ------------- -------------
                                       (Unaudited)

        Assets

Current Assets
  Cash and short-term investments         $ 140.3        $ 223.2
  Accounts receivable, net                  623.3          566.3
  Inventories                               582.1          498.5
  Deferred taxes on income and
     other current assets                   124.5          130.7
                                           -------       --------
       Total current assets               1,470.2        1,418.7

Investments                                 321.7          337.2

Plant and Equipment,  Net                 2,060.2        1,977.7

Goodwill and Other Intangible Assets, Net   369.9          330.4

Other Assets                                288.3          257.3
                                          --------        -------
                                         $4,510.3       $4,321.3
                                         ========       ========

Liabilities and Stockholders' Equity

Current Liabilities
  Loans payable                           $ 134.3        $  53.9
  Accounts payable                          162.8          268.9
  Other accrued liabilities                 522.7          484.7
                                           -------        -------
       Total current liabilities            819.8          807.5

Other Liabilities                           669.1          646.2
Loans Payable Beyond One Year             1,160.8        1,208.5
Minority Interest in Subsidiary
  Companies                                 338.5          310.7
Convertible Preferred Securities
  of Subsidiary                             365.1          365.1
Convertible Preferred Stock                  21.1           22.2
Common Stockholders' Equity               1,135.9          961.1
                                           -------        -------
                                          $4,510.3       $4,321.3
                                          =========       ========

The accompanying notes are an integral part of these statements.

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Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 2, 1997


(1) Earnings per common share are computed by dividing net income less dividends on Series B convertible preferred stock by the weighted average number of common shares outstanding during each period.
     The weighted average number of common shares outstanding for the second quarter and first half of 1997 was 227.8 million and 227.2 million, respectively, and 227.3 million for both periods in 1996. Series B preferred dividends amounted to $0.4 million and $0.8 million in the second quarter and first half of 1997, respectively, and $0.5 million and $1.0 million, respectively, for the same periods in 1996.

     Earnings per common share assuming dilution are computed by dividing net income plus dividends on convertible preferred securities of subsidiary by the weighted average number of common shares outstanding during the period after giving effect to dilutive stock options and adjusted for dilutive common shares assumed to be issued on conversion of Corning's convertible securities. The shares used in computing earnings per share assuming dilution for the second quarter and first half of 1997 was
     245.6 million and 244.4 million, respectively, and 239.4 million and
     239.1 million, respectively, for the same periods in 1996.

(2) Depreciation and amortization charged to continuing operations during the first half of 1997 and 1996 totaled $169.1 million and $141.8 million, respectively.

(3) Corning's effective tax rate for continuing operations was 34.5% for the second quarter and first half of 1997 and 33.5% for the same periods of 1996. The higher 1997 rate was due to a higher percentage of Corning's earnings resulting from consolidated entities with higher effective tax rates.

(4) In April, 1997, Corning acquired 100% of the stock of Optical Corporation of America for a total purchase price of approximately
     $70 million. The consideration was comprised of approximately 950,000 shares of Corning restricted stock and options and $32 million of cash. The acquisition was recorded under the purchase method of accounting. The excess cost over the fair value of net tangible assets acquired is approximately $52 million and is being amortized over periods of up to 20 years.

(5) Corning announced on May 5, 1997 that it is exploring the divestiture of its worldwide consumer housewares business. The results of the consumer housewares business are included in continuing operations.

(6) On December 31, 1996, Corning completed a strategic repositioning of the company by distributing all of the shares of Quest Diagnostics Incorporated and Covance Inc. (the Distributions) to its shareholders on a pro rata basis. Corning's results for 1996 report Quest Diagnostics and Covance as discontinued operations. The loss from discontinued operations in the second quarter of 1996 includes a charge for the estimated costs related to the Distributions and a charge to increase reserves for government claims, offset by the estimated results of Quest Diagnostics and Covance from April 1, 1996, through December 31, 1996.